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Exhibit 21.01
SUBSIDIARIES OF THE REGISTRANT
Subsidiary                                     Country or State of Incorporation
-----------------------------------
Oracle Argentina, S.A.                                     Argentina
Oracle Corporation (Australia) Pty. Ltd.                   Australia
Oracle Australia Property Pty. Ltd.                        Australia
One Meaning Pty. Ltd.                                      Australia
Oracle GmbH                                                Austria
Oracle (Barbados) Foreign Sales Corporation                Barbados
Oracle Belgium B.V.B.A./sprl.                              Belgium
Oracle do Brasil Sistemas Limitada                         Brazil
Oracle Corporation Canada Inc.                             Canada
La Societe D'Informatique Oracle du Quebec Inc.            Canada
Oracle Caribbean, Inc.                                     Puerto Rico
Oracle Holding Cayman                                      Cayman Islands
Oracle International Holding Company                       Cayman Islands
Sistemas Oracle de Chile, S.A.                             Chile
Centro de Capacitacion Oracles Ltda.                       Chile
Beijing Oracle Software Systems Company Limited            China
Oracle Colombia Limitada                                   Colombia
Oracle de Centroamerica S.A.                               Costa Rica
Oracle Software d.o.o.                                     Croatia
Oracle Czech s.r.o.                                        Czech Republic
Oracle Danmark ApS                                         Denmark
Oracle Ecuador, S.A.                                       Ecuador
Oracle Egypt Ltd.                                          Egypt
Oracle Finland OY                                          Finland
Oracle France, S.A.S.                                      France
Expansion, S.A.                                            France
Concentra S.A.                                             France
Oracle Deutschland GmbH                                    Germany
Concentra GmbH                                             Germany
Oracle Hellas, S.A./AE                                     Greece
Oracle Systems Hong Kong Limited                           Hong Kong
Oracle Systems China (Hong Kong) Limited                   Hong Kong
Oracle Hungary Kft.                                        Hungary
Oracle Software India Ltd.                                 India
Oracle Solution Services (India) Private Ltd.              India
PT Oracle Indonesia                                        Indonesia
Oracle East Central Europe Limited                         Ireland
Oracle EMEA Limited                                        Ireland
Oracle RDBMS Limited                                       Ireland
Oracle Technology Company                                  Ireland
Oracle Software Systems Israel Limited                     Israel
Oracle Italia S.R.L.                                       Italy
Oracle Corporation Japan                                   Japan
Oracle Systems (Korea), Ltd.                               Korea
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Oracle Corporation Malaysia Sdn. Bhd.                      Malaysia
Oracle MSC SDN BhD                                         Malaysia
Oracle Mexico, S.A. de C.V.                                Mexico
Oracle Nederland B.V.                                      The Netherlands
Oracle Distribution B.V.                                   The Netherlands
Oracle Licensing B.V.                                      The Netherlands
Tinoway Nederland B.V.                                     The Netherlands
Oracle Scheduler B.V.                                      The Netherlands
Oracle Holding Antilles N.V.                               Netherlands Antilles
Oracle New Zealand, Ltd.                                   New Zealand
Oracle Norge AS                                            Norway
Oracle del Peru, S.A.                                      Peru
Oracle Philippines, Inc.                                   Philippines
Oracle Polska, Sp.z.o.o.                                   Poland
Oracle Portugal - Sistemas de Informacao Lda.              Portugal
Saudi Oracle Limited                                       Saudi Arabia
Oracle Corporation Singapore Pte. Ltd.                     Singapore
Oracle Corporation (Singapore) Holdings Pte. Ltd.          Singapore
Oracle Slovensko spol. s.r.o.                              Slovakia
Oracle Software d.o.o., Ljubljana, Slovenia                Slovenia
Oracle Corporation (South Africa)(Pty) Limited             South Africa
Oracle Iberica, S.R.L.                                     Spain
Oracle Svenska AB                                          Sweden
Oracle Software (Switzerland) LLC                          Switzerland
Oracle AG                                                  Switzerland
Oracle Corporation (Thailand) Co. Ltd.                     Thailand
Oracle Bilgisayar Sistemleri Limited Sirketi               Turkey
Oracle Systems Limited                                     United Arab Emirates
Oracle APSS Trustee Limited                                UK
Oracle Corporation UK Limited                              UK
Oracle Corporation Nominees Limited                        UK
Oracle Resources Ltd.                                      UK
Oracle Corporation OLAP, Ltd.                              UK
Oracle EMEA Management Ltd.                                UK
Oracle Promotions Limited                                  UK
Concentra Limited                                          UK
Relational Software Limited                                UK
Versatility UK Ltd.                                        UK
Versatility Virgin Islands, Inc.                           U.S. Virgin Islands
Oracle Uruguay, S.A.                                       Uruguay
Oracle de Venezuela, C.A.                                  Venezuela
Oracle Vietnam Pty. Ltd.                                   Vietnam
Blueline Software, Inc. (sub of Carleton)                  Minnesota
BusinessOnline, Inc.                                       Delaware
Carleton Corporation                                       Minnesota
Concentra Corporation                                      Delaware
CTRA Holdings Corporation                                  Massachusetts
Datalogix International, Inc.                              New York
Datanex, Inc.(sub of Carleton)                             Oregon
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Delphi Asset Management Corporation                        Nevada
E-Travel, Inc.                                             Delaware
Graphical Information, Inc.                                Florida
One Meaning, Inc.                                          Delaware
Oracle Cable, Inc.                                         Delaware
Oracle China, Inc.                                         California
Oracle Credit Corporation                                  California
Oracle Holdings, Inc.                                      Delaware
Oracle International Asset Management Corporation          Delaware
Oracle International Investment Corporation                California
Oracle Japan Holding, Inc.                                 Delaware
Oracle Taiwan, Inc.                                        California
Oracle Tutor Corporation                                   California
OracleMobile, Inc.                                         Delaware
RSIB, Inc.                                                 Delaware
Systems Strategies, Inc.(sub of Carleton)                  New York
Treasury Services Corporation                              California
Versatility, Inc.                                          Delaware
Wisdom Systems, Inc.(sub of Concentra)                     Delaware